UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT

TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	13-3435103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 663-8000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, no par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Our Goals, Strengths and Strategies,” “Risk Factors,” “The Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Relationship with Altria,” “Certain Relationships and Related Transactions,” “Where You Can Find More Information” and “Index to Financial Statements and Schedule” and the statements referenced therein

Item 1A.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Summary Historical and Pro Forma Financial Information,” “Selected Historical Consolidated Financial and Operating Data,” “Unaudited Pro Forma Condensed Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements and Schedule” and the statements referenced therein

Item 3.	Properties	See “Business—Efficient Manufacturing Footprint” and “—State of the Art Research and Development Capabilities”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Management—Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management” and “Certain Relationships and Related Transactions”

Item 7.	Certain Relationships and Related Transactions, and Directors Independence	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Relationship with Altria” and “Certain Relationships and Related Transactions”

Item 8.	Legal Proceedings	See “Business—Litigation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contingencies” and Exhibits 99.2 and 99.3

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “Risk Factors,” “The Distribution,” “Capitalization,” “Dividend and Share Repurchase Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Distribution of Our Stock,” “Relationship with Altria” and “Management”

Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item No.	Caption	Location in Information Statement
Item 11.	Description of Registrant’s Securities to be Registered	See “Summary,” “Risk Factors,” “The Distribution,” “Dividend and Share Repurchase Policy”, “Description of Capital Stock” and “Certain Provisions of Virginia Law, our Articles of Incorporation and our Bylaws”

Item 12.	Indemnification of Directors and Officers	See “Certain Provisions of Virginia Law, our Articles of Incorporation and our Bylaws”

Item 13.	Financial Statements and Supplementary Data	See “Summary Historical and Pro Forma Financial Information,” “Selected Historical Consolidated Financial and Operating Data,” “Unaudited Pro Forma Condensed Consolidated Financial Data,” “Index to Financial Statements and Schedule” and the statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements and Schedules

Report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

Consolidated Balance Sheets at December 31, 2005 and 2006

Consolidated Statements of Earnings for the Years Ended December 31, 2004, 2005 and 2006

Consolidated Statements of Stockholder’s Equity for the Years Ended December 31, 2004, 2005 and 2006

Consolidated Statements of Cash Flows for the Years Ended December 31, 2004, 2005 and 2006

Notes to Consolidated Financial Statements

Report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm on Financial Statement Schedule

Financial Statement Schedule—Valuation and Qualifying Accounts

Condensed Consolidated Balance Sheets at December 31, 2006 and June 30, 2007

Condensed Consolidated Statements of Earnings for the Six Months Ended June 30, 2006 and 2007

Condensed Consolidated Statements of Earnings for the Three Months Ended June 30, 2006 and 2007

Condensed Consolidated Statements of Stockholder’s Equity for the Year Ended December 31, 2006, and the Six Months Ended June 30, 2007

Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2006 and 2007

Notes to Condensed Consolidated Financial Statements

(b)	Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit No.	Exhibit Description
2.1	Form of Distribution Agreement between Altria Group, Inc. and Philip Morris International Inc. *

3.1	Form of Amended and Restated Articles of Incorporation of Philip Morris International Inc.*

3.2	Form of Amended and Restated Bylaws of Philip Morris International Inc.*

4.1	Specimen Stock Certificate*

10.1	Form of Transition Services Agreement between Altria Corporate Services, Inc. and Philip Morris International Inc.*

10.2	Form of Transition Services Agreement between Philip Morris USA Inc. and Philip Morris International Inc.*

10.3	Form of Tax Sharing Agreement between Altria Group, Inc. and Philip Morris International Inc.*

10.4	Form of Employee Matters Agreement between Altria Group, Inc. and Philip Morris International Inc.*

10.5	Form of Intellectual Property Agreement between Philip Morris USA Inc. and Philip Morris International Inc.*

Exhibit No.	Exhibit Description
10.6	Credit Agreement relating to a EUR 2,000,000,000 5-Year Revolving Credit Facility (including a EUR 1,000,000,000 swingline option) and a EUR 2,500,000,000 3-Year Term Loan Facility dated as of 12 May 2005 among Philip Morris International Inc. and the Initial Lenders named therein and Citibank International plc as Facility Agent and Swingline Agent, Citigroup Global Markets Limited, Credit Suisse First Boston, Cayman Islands Branch, Deutsche Bank Securities Inc. and J.P. Morgan plc as Mandated Lead Arrangers and Bookrunners and ABN AMRO Bank N.V., HSBC Bank plc and Société Genéralé as Mandated Lead Arrangers

10.7	Anti-Contraband and Anti-Counterfeit Agreement and General Release dated July 9, 2004 and Appendixes*

21.1	Subsidiaries of Philip Morris International Inc.*

99.1	Information Statement of Philip Morris International Inc., dated , 2007

99.2	Certain Litigation Matters and Recent Developments

99.3	Trial Schedule

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/S/ ANDRÉ CALANTZOPOULOS
Name: André Calantzopoulos
Title: President and Chief Executive Officer

Dated: September 27, 2007

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
2.1	Form of Distribution Agreement between Altria Group, Inc. and Philip Morris International Inc. *

3.1	Form of Amended and Restated Articles of Incorporation of Philip Morris International Inc.*

3.2	Form of Amended and Restated Bylaws of Philip Morris International Inc.*

4.1	Specimen Stock Certificate*

10.1	Form of Transition Services Agreement between Altria Corporate Services, Inc. and Philip Morris International Inc.*

10.2	Form of Transition Services Agreement between Philip Morris USA Inc. and Philip Morris International Inc.*

10.3	Form of Tax Sharing Agreement between Altria Group, Inc. and Philip Morris International Inc.*

10.4	Form of Employee Matters Agreement between Altria Group, Inc. and Philip Morris International Inc.*

10.5	Form of Intellectual Property Agreement between Philip Morris USA Inc. and Philip Morris International Inc.*

10.6	Credit Agreement relating to a EUR 2,000,000,000 5-Year Revolving Credit Facility (including a EUR 1,000,000,000 swingline option) and a EUR 2,500,000,000 3-Year Term Loan Facility dated as of 12 May 2005 among Philip Morris International Inc. and the Initial Lenders named therein and Citibank International plc as Facility Agent and Swingline Agent, Citigroup Global Markets Limited, Credit Suisse First Boston, Cayman Islands Branch, Deutsche Bank Securities Inc. and J.P. Morgan plc as Mandated Lead Arrangers and Bookrunners and ABN AMRO Bank N.V., HSBC Bank plc and Société Genéralé as Mandated Lead Arrangers

10.7	Anti-Contraband and Anti-Counterfeit Agreement and General Release dated July 9, 2004 and Appendixes*

21.1	Subsidiaries of Philip Morris International Inc.*

99.1	Information Statement of Philip Morris International Inc., dated , 2007

99.2	Certain Litigation Matters and Recent Developments

99.3	Trial Schedule

*	To be filed by amendment.